As filed with the Securities and Exchange Commission on October 6, 2022

Registration No. 333-263087

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of Registrant as specified in its charter)

New York	81-6124035
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o World Gold Trust Services, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(212) 317-3800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

World Gold Trust Services, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(212) 317-3800

Attention: Ann B. Pace, Head of Legal USA

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Glusband, Esq.

Mary Winchurch Brown, Esq.

Carter Ledyard & Milburn LLP

28 Liberty Street, 41st Floor

New York, New York 10005

(212) 732-3200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment filed by the SPDR® Gold Trust, a New York Trust (the “Registrant”), removes from registration all shares of beneficial interest in the Registrant (the “Securities”) registered under the Registration Statement on Form S-3ASR (Registration No. 333-263087) (the “Registration Statement”) pertaining to the registration of an indeterminate number of such Securities, which was filed with the U.S. Securities and Exchange Commission and became automatically effective on February 28, 2022. The Registrant has filed a new registration statement on Form S-3 (Registration No. 333-267520) in order to pay securities registration fees pursuant to Rule 456(d) under the Securities Act of 1933. No securities registered under the Registration Statement were sold.

In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the Securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 6, 2022.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 6, 2022 by the following persons in the capacities* indicated.

Signature	Capacity

/s/ JOSEPH R. CAVATONI Joseph R. Cavatoni	Principal Executive Officer and Principal Financial and Accounting Officer*

/s/ WILLIAM J. SHEA William J. Shea	Director*

/s/ MOLLY DUFFY Molly Duffy	Director*

/s/ CARLOS RODRIGUEZ Carlos Rodriguez	Director*

/s/ SARA J. SPRUNG Sara J. Sprung	Director*

/s/ DAVID TAIT David Tait	Director*

/s/ NEAL WOLKOFF Neal Wolkoff	Director*

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of World Gold Trust Services, LLC, the Sponsor of the Registrant.

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